Exhibit 10.4
FIRST AMENDMENT TO
OBALON THERAPEUTICS, INC.
2016 EQUITY INCENTIVE PLAN

This First Amendment (“First Amendment”) to the Obalon Therapeutics, Inc. 2016 Equity Incentive Plan (the “Plan”), is adopted by the Board of Directors (the “Board”) of Obalon Therapeutics, Inc., a Delaware corporation (the “Company”), effective as of December 18, 2018 (the “Effective Date”). Capitalized terms used in this First Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

RECITALS

A.	The Company currently maintains the Plan.

B.	Pursuant to Section 24 of the Plan, the Board has the authority to amend the Plan at any time or from time to time.

C.
The Board believes it is in the best interests of the Company and its stockholders to amend the Plan to remove certain limits on the awards granted to Participants, including new Employees (each as defined in the Plan) (the “Individual Award Limit”).

AMENDMENT

The Plan is hereby amended as follows, effective as of the Effective Date:

1.    Section 2.5. The last sentence of Section 2.5 is hereby deleted in its entirety.

2.    Section 2.6. Section 2.6 of the Plan is hereby amended and restated in its entirety, as follows:

“2.6. Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, extraordinary dividends or distributions (whether in cash, shares or other property, other than a regular cash dividend), spin-off, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, including Shares reserved under sub-clauses (a)-(e) of Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of Shares that may be issued as ISOs set forth in Section 2.5, and (e) the number of Shares that may be granted as Awards to Non-Employee Directors as set forth in Section 12, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.”

3.	Section 10.2. The last sentence of Section 10.2 is hereby deleted in its entirety.

4.    This First Amendment shall be and, as of the Effective Date, is hereby incorporated in and forms a part of the Plan.

5.    Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.
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I hereby certify that this First Amendment was duly adopted by the Board of Directors of Obalon Therapeutics, Inc. on December 18, 2018.

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Executed on this 21st day of January, 2019.

/s/ Kelly Huang
Kelly Huang
President and Chief Executive Officer